SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ELOQUENT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ELOQUENT, INC.

1730 South El Camino Real
San Mateo, CA 94402

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 12, 2002

To the Stockholders of Eloquent, Inc.:

      Notice is hereby given that the Annual Meeting of Stockholders of Eloquent, Inc., a Delaware corporation (the “Company”), will be held on Thursday, December 12, 2002 at 9:00 a.m. local time at Eloquent, Inc., 1730 South El Camino Real, San Mateo, California 94402 for the following purposes:

(1) To elect directors to serve for the ensuing year and until their successors are elected.

(2) To ratify the selection of PricewaterhouseCoopers LLP as the independent accountants of the Company for its fiscal year ending December 31, 2002.

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on October 30, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

R. JOHN CURSON
Secretary

San Mateo, California

November 11, 2002

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ELOQUENT, INC. Dated March 15, 2002(1)
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF ELOQUENT, INC. March 30, 2001(1)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE MEASUREMENT COMPARISON
CERTAIN TRANSACTIONS
OTHER MATTERS

ELOQUENT, INC.

1730 South El Camino Real
San Mateo, CA 94402

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
December 12, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Eloquent, Inc., a Delaware corporation (“Eloquent” or the “Company”), for use at the Annual Meeting of Stockholders to be held on December 12, 2002, at 9:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s principal executive offices at 1730 South El Camino Real, San Mateo, California 94402. The Company intends to mail this proxy statement and accompanying proxy card on or about November 11, 2002 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, Mellon Investor Services, L.L.C. No additional compensation will be paid to directors, officers or other regular employees for such services, but as Eloquent’s long-term transfer agent, Mellon Investor Services, L.L.C., provides the above-mentioned proxy solicitation services, among other services, as part of its annual fee.

Voting Rights and Outstanding Shares

      Only holders of record of Common Stock at the close of business on October 30, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 30, 2002 the Company had outstanding and entitled to vote 19,352,112 shares of Common Stock.

      Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to five votes for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. However, no shareholder will be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 1730 South El Camino Real, San Mateo, California 94402, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 is July 9, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders (no earlier than August 14, 2003 and no later than September 13, 2003, as currently scheduled); provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Stockholders wishing to submit any such proposals are also advised to review the company’s bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

      Because the Company recently transferred from the Nasdaq National Market to the Nasdaq SmallCap, the Company is now subject to certain requirements of California law pursuant to Section 2115 of the California Corporations Code. Accordingly, the Company’s board is no longer classified and all of its directors are up for election at this annual meeting of stockholders. In addition, the stockholders may be entitled, under certain circumstances to cumulate votes.

      Accordingly, there are currently five nominees for the five Board positions presently authorized by the Company’s Board of Directors. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, each having been elected by the stockholders.

      The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

The Board of Directors Recommends a Vote in Favor of Each Named Nominee.

Nominees

      The names of the nominees and certain information about them are set forth below:

		Principal Occupation/
Name	Age	Position Held with the Company

Clifford A. Reid, Ph.D.	43	Chairman of the Board and Chief Executive Officer
Anthony P. Brenner	45	Director
Michael E. Herman	61	Director
Sarah M. Nolan	52	Director
Terry L. Opdendyk	55	Director

     Clifford A. Reid, Ph.D.

      Clifford A. Reid, Ph.D. co-founded Eloquent in March 1995 and has served as Eloquent’s Chairman of the Board since its inception. Since November 2000, Dr. Reid has also served as Eloquent’s Chief Executive Officer. In July 2000, Dr. Reid co-founded Rebop Media, Inc., where he was Chief Executive Officer and President until its acquisition by Eloquent in July 2001. From March 1995 to January 1999, Dr. Reid served as Chief Executive Officer and President of Eloquent. In April 1988, Dr. Reid co-founded Verity, Inc., a search software products company, where he was Vice President of Engineering from 1988 to 1992 and Executive Vice President from 1992 to 1993. Dr. Reid holds an S.B. in physics from the Massachusetts Institute of Technology, an M.B.A. from Harvard University and a Ph.D. in engineering-economic systems from Stanford University.

     Anthony P. Brenner

      Anthony P. Brenner has served as a director of Eloquent since July 1998. From January 1998 through March 2002, Mr. Brenner was a managing director and partner of Crosslink Capital, Inc., a venture capital firm that was formerly the Omega Ventures arm of Robertson, Stephens & Company. From September to December 1997, he was an independent consultant to Omega Ventures. Since January 1989, Mr. Brenner has served as President of Cedar Point Partners, L.P., a private equity investment partnership. From May 1994 to

September 1996, Mr. Brenner was Senior Managing Director of Advanta Partners, a venture capital firm affiliated with Advanta Corporation, a financial services company. Mr. Brenner presently serves as a member of the board of directors of Mainspring Communications Inc. and from May 1992 to August 1996 served as a member of the board of directors of Advanta Corporation. Mr. Brenner holds a B.A. in economics from Yale University and an M.B.A. from Stanford University.

     Michael E. Herman

      Michael E. Herman has served as a director of Eloquent since November 1999. From 1993 to 2000, Mr. Herman served as President of the Kansas City Royals, a major league baseball team. From 1985 to 1990, Mr. Herman served as the President and Chief Operating Officer of the Ewing Marion Kauffman Foundation. From 1990 until 1999, he served as Chairman of the Investment Committee of the Ewing Marion Kauffman Foundation. From 1974 to 1990, Mr. Herman served as Executive Vice President and Chief Financial Officer of Marion Laboratories, a pharmaceutical company. Mr. Herman serves on the board of directors of the Cerner Corporation, and is a trustee of the University of Chicago Graduate School of Business and the Rensselaer Polytechnic Institute. Mr. Herman holds a B.S. in Metallurgical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from the University of Chicago.

     Sarah M. Nolan

      Sarah M. Nolan has served as a director of Eloquent since March 2001. From September 1999 to February 2001, Ms. Nolan served as the President and Chief Executive Officer of move.com, an Internet company focused on assisting individuals in buying or renting a new residence. In 1999, Ms. Nolan served as Executive-in-Residence at ONSET Ventures, a venture capital firm. In 1998, Ms. Nolan served as Chairman of the Board and Chief Executive Officer of Narrowline, an Internet advertising exchange and research company. In 1997, Ms. Nolan served as President and Chief Executive Officer of OptionsLink, L.L.C., a web and IVR based company that managed employee stock options. From 1992 to 1997, Ms. Nolan served as President of Nolan Consulting Group, a business consulting company. Ms. Nolan holds a B.A. in psychology and anthropology from Rhodes College, Memphis, Tennessee, and an M.B.A. from New York University.

     Terry L. Opdendyk

      Terry L. Opdendyk has served as a director of Eloquent since October 1995. Mr. Opdendyk has been a partner of ONSET Ventures, a venture capital firm, since 1984. He currently serves as Chairman of ONSET Venture Services Corporation; General Partner of OEA Management, L.P., the General Partner of ONSET Enterprise Associates, L.P.; General Partner of OEA II Management, L.P., the General Partner of ONSET Enterprise Associates II, L.P.; Managing Director of OEA III Management, L.L.C., the General Partner of ONSET Enterprise Associates III, L.P.; Managing Director of ONSET IV Management L.L.C., and the General Partner of ONSET IV, L.P. Mr. Opdendyk holds a B.S. in computer science from Michigan State University and an M.S. in computer science from Stanford University.

Board Committees and Meetings

      During the fiscal year ended December 31, 2001, the Board held four meetings and acted by unanimous written consent two times. The Board has an Audit Committee, a Compensation Committee and a Non-Officer Stock Option Committee.

      The Audit Committee meets with the Company’s independent accountants to make such examinations as the Committee deems necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to oversee the independence of the independent accountants, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent accountants, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board’s attention. The Audit Committee is composed of three directors: Anthony Brenner, Michael Herman and Terry Opdendyk. Mr. Herman joined the Audit Committee on

May 23, 2001. The Audit Committee met four times during such fiscal year and did not act by unanimous written consent. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written charter.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee reviews all aspects of compensation and promotion of officers of the Company and also reviews matters relating to employee compensation generally, including the Company’s 1995 Equity Incentive Plan, 1997 Equity Incentive Plan, 1999 Equity Incentive Plan, 2000 Non-Qualified Stock Plan, and the 1999 Employee Stock Purchase Plan. The Compensation Committee is currently composed of two outside directors: Sarah Nolan and Terry Opdendyk. Kathryn Gould and David Millet served as members of the Compensation Committee until their resignation from the Board on January 24 and March 26, 2001, respectively. The Compensation Committee met three times during such fiscal year and acted by unanimous written consent three times. The Compensation Committee delegated authority to the Non-Officer Stock Option Committee to award stock options to employees who are not officers. The Non-Officer Stock Option Committee is comprised of the Chief Executive Officer of the Company. It acted by written consent 21 times.

      During the fiscal year ended December 31, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF ELOQUENT, INC.
Dated March 15, 2002(1)

To the Board of Directors of Eloquent, Inc.:

      Our Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2001. In addition, we have discussed with PricewaterhouseCoopers LLP, the independent accounting firm for the Company, the matters required by the Statement of Auditing Standards No. 61.

      The Committee also has received the written report, disclosure and the letter from PricewaterhouseCoopers LLP required by Independence Standard Board (ISB) Statement No. 1, and we have reviewed, evaluated and discussed the written report with that firm and its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

      Based on the reviews and discussions discussed above, we recommend to the Company’s Board of Directors the inclusion of the Company’s audited financial statements in the Company’s Annual Report for the year ended December 31, 2001 on Form 10-K.

Audit Committee of the Board of Directors

Anthony Brenner
Michael Herman
Terry Opdendyk

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”) or the Securities Exchange Act 1934, as amended (the “1934 Act”) whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      The Board has selected PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since its inception in 1995. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

      Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for the fiscal year ended December 31, 2001 and for the review of the Company’s interim financial statements was $135,500.

      Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2001, the Company did not incur any fees from PricewaterhouseCoopers LLP for information technology consulting services.

      All Other Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services provided during the fiscal year ended December 31, 2001 other than audit and information technology consulting fees was $166,672 including $99,600 for professional services provided in connection with SEC filings and $67,022 related to tax and international services.

      The Audit Committee has determined the rendering of all non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the accountants’ independence.

The Board of Directors Recommends a Vote in Favor of Proposal 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of October 15, 2002 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its Common Stock. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Eloquent, Inc., 1730 South El Camino Real, San Mateo, California 94402.

	Beneficial Ownership(1)

	Number of	Percent of
Beneficial Owner	Shares	Total

Entities associated with Crosslink Capital, Inc.(2)	1,334,787	6.9%
555 California Street Suite 2350 San Francisco, CA 94104
Entities associated with Foundation Capital(3)	3,358,192	17.4%
70 Willow Road, Suite 200 Menlo Park, CA 94025
Entities associated with ONSET Ventures(4)	2,172,507	11.2%
2490 Sand Hill Road Menlo Park, CA 94025
Entities associates with Perkins Capital Management, Inc.(5)	1,171,750	6.1%
730 East Lake Street Wayzata, MN 55391
Anthony P. Brenner(6)	129,730	*
1466 Greenwich Street San Francisco, CA 94104
Michael E. Herman(7)	214,120	1.1%
6201 Ward Parkway Kansas City, MO 64113
Sarah M. Nolan(8)	50,870	*
Terry L. Opdendyk(9)	2,324,497	12.0%
c/o ONSET Ventures 2490 Sand Hill Road Menlo Park, CA 94025
Joseph Cortale (10)	—	*
R. John Curson(11)	581,733	2.8%
David Glazer(12)	934,522	4.8%
Gary Laney (13)	—	*
Edward Molkenbuhr(14)	—	*
Clifford A. Reid, Ph.D.(15)	2,433,314	12.4%
All executive officers and directors as a group (7 persons)(16)	6,668,786	32.0%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 19,321,594 shares outstanding on October 15, 2002 adjusted as required by rules promulgated by the SEC.

(2)	Includes 49,998 shares held by Crossover Fund III Management, L.L.C. (“Crossover Fund”), 30,000 shares held by Delta Growth Management, Inc. (“Delta Growth”), 1,254,789 shares held by Crosslink Omega III Holdings, L.L.C. (“Crosslink Omega” known collectively with Crossover Fund and Delta Growth as the “Crosslink Funds”). Crosslink Capital, Inc. (“Crosslink Capital”) is affiliated with each of the Crosslink Funds. Michael J. Stark and Seymour Franklin Kaufman are affiliated with Crossover Fund, Crosslink Omega, Delta Growth, and Crosslink Capital, and they share voting and investment power over all such shares. Vladimir S. Jacimovic is affiliated with Crossover Fund and Crosslink Omega, and he shares voting and investment power over all such shares. Daniel John Dunn and Thomas Edward Bliska are affiliated with Crossover Fund, and they share voting and investment power over all such shares. Messrs. Brenner, Stark, Kaufmann, Jacimovic, Dunn, and Bliska disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

(3)	Includes 1,537,522 shares held by Foundation Capital, L.P., 141,574 shares held by Foundation Capital Entrepreneurs Fund, L.L.C, and 1,679,096 shares held by Foundation Capital Management, L.L.C. James C. Anderson, William B. Elmore, Kathryn C. Gould, and Paul G. Koontz are affiliated with Foundation Capital, L.P., Foundation Capital Entrepreneurs Fund, L.L.C, and Foundation Capital Management, L.L.C., and they share voting and investment power over all such shares. Ms. Gould and Messrs. Anderson, Elmore, and Koontz disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

(4)	Includes 1,668,103 shares held by ONSET Enterprise Associates II, L.P. (“ONSET Associates II”), 429,404 shares, held by ONSET Enterprise Associates III, L.P. (“ONSET Associates III”), and 75,000 shares held by ONSET Venture Services Corporation (“ONSET Venture Services”, known collectively with ONSET Associates II and ONSET Associates III as the “ONSET Funds”). OEA II Management, L.P. is a general partner of ONSET Associates II, and OEA III Management, L.L.C. is a general partner of ONSET Associates III. Mr. Opdendyk, a director of Eloquent, is affiliated with OEA II Management, L.P., OEA III Management, L.L.C., ONSET Venture Services, ONSET Associates II, and ONSET Associates III, and he shares voting and investment power over all such shares. Robert F. Kuhling, Jr. is also affiliated with OEA II Management, L.P., OEA III Management, L.L.C., ONSET Venture Services, ONSET Associates II, and ONSET Associates III, and he shares voting and investment power over all such shares. Messers. Opdendyk and Kuhling disclaim beneficial ownership of all these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

(5)	Perkins Capital Management, Inc. (“Perkins Capital”) has investment power with respect to 1,171,750 shares but has voting power with respect to none of such shares. Richard C. Perkins is a manager of Perkins Capital and has investment power over all 1,171,750 of such shares. Mr. Perkins holds 103,000 of these shares in his personal account with Perkins Capital, and he disclaims beneficial ownership of all but these 103,000 shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. There is no single person or entity that exercises voting power over these shares. Each individual holder of a Perkins Capital account retains voting power with respect to the number of shares of the Company’s Common Stock held in the Perkins Capital account of such individual. No individual’s Perkins Capital account represents more than 1% of the Company.

(6)	Includes 29,730 outstanding shares and 100,000 shares underlying currently exercisable stock options granted to Mr. Brenner under our 1999 Equity Incentive Plan. If these options were exercised in full within sixty (60) days of October 15, 2002, 26,041 of these shares would be subject to a repurchase right in favor of Eloquent.

(7)	Includes 42,870 shares held by the Michael E. Herman Revocable Trust of which Mr. Herman serves as trustee. Includes 29,100 shares held by Vail Fishing Partners of which Mr. Herman is a general partner. Includes 1,750 shares held by Mr. Herman’s wife, Karen Herman, but Mr. Herman disclaims beneficial ownership of such 1,750 shares held by his wife within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Includes 40,400 shares held by the Herman Family Trading Company, L.P. Mr. Herman serves as the sole trustee of the sole general partner of Herman Family Trading Company.

Includes 25,000 shares underlying currently exercisable stock options granted to Mr. Herman under our 1997 Equity Incentive Plan and transferred by Mr. Herman to the Herman Family Trading Company, L.P. and 75,000 shares underlying currently exercisable stock options granted to Mr. Herman under our 1999 Equity Incentive Plan and held by him in his individual capacity. If these options were exercised in full within sixty (60) days of October 15, 2002, 17,708 of these shares would be subject to a repurchase right in favor of Eloquent.

(8)	Includes 870 outstanding shares and 50,000 shares underlying currently exercisable stock options granted to Ms. Nolan under our 1999 Equity Incentive Plan and held by her in her individual capacity. If these options were exercised in full within sixty (60) days of October 15, 2002, 33,333 of these shares would be subject to a repurchase right in favor of Eloquent.

(9)	Includes 2,172,507 shares held by the ONSET Funds. Mr. Opdendyk, a director of Eloquent, is affiliated with OEA II Management, L.P., OEA III Management, L.L.C., ONSET Venture Services, ONSET Associates II, and ONSET Associates III, and he shares voting and investment power over all such shares. Mr. Opdendyk disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. This figure also includes 76,990 outstanding shares and 75,000 shares underlying currently exercisable stock options granted to Mr. Opdendyk under our 1999 Equity Incentive Plan and held by him in his individual capacity. If these options were exercised in full within sixty (60) days of October 15, 2002, 8,333 of these shares would be subject to a repurchase right in favor of Eloquent.

(10)	As of July 15, 2002, Mr. Cortale was terminated from his position with the Company. All of Mr. Cortale’s outstanding stock options have now terminated.

(11)	Includes 3,608 outstanding shares and 262,500 shares underlying currently exercisable stock options granted to Mr. Curson under our 1997 Equity Incentive Plan, 200,000 shares underlying currently exercisable stock options granted to Mr. Curson under our 1999 Equity Incentive Plan, and 115,625 shares underlying currently exercisable stock options granted to Mr. Curson under our 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days of October 15, 2002, 195,937 of these shares would be subject to a repurchase right in favor of Eloquent.

(12)	Includes 618,897 outstanding shares and 100,000 shares underlying currently exercisable stock options granted to Mr. Glazer under our 1997 Equity Incentive Plan, 100,000 shares underlying currently exercisable stock options granted to Mr. Glazer under our 1999 Equity Incentive Plan, and 115,625 shares underlying currently exercisable stock options granted to Mr. Glazer under our 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days of October 15, 2002, 118,750 of these shares would be subject to a repurchase right in favor of Eloquent.

(13)	As of June 20, 2001, Mr. Laney resigned from the Office of the President, and as of June 27, 2001, Mr. Laney terminated his employment with Eloquent as Vice President of Sales. On June 27, 2001, Mr. Laney sold his only shares of the Company’s common stock. All of Mr. Laney’s outstanding stock options have now terminated.

(14)	As of April 12, 2002, Mr. Molkenbuhr resigned from the position of President. All of Mr. Molkenbuhr’s outstanding stock options have now terminated.

(15)	Includes 125,000 shares underlying currently exercisable stock options granted to Dr. Reid under our 1997 Equity Incentive Plan and 200,000 shares underlying currently exercisable stock options granted to Dr. Reid under our 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days of October 15, 2002, 126,041 of these shares would be subject to a repurchase right in favor of Eloquent. Darlene K. Mann, Dr. Reid’s domestic partner, is a limited partner of OEA II Management, L.P., a limited member in OEA III Management, LLC. Mr. Reid disclaims beneficial ownership of any of the shares held by the ONSET Funds.

(16)	Includes 1,462,500 shares underlying currently exercisable stock options granted to seven (7) of our executive officers and directors under our 1997 Equity Incentive Plan, 1999 Equity Incentive Plan, and/or 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days October 15, 2002, 526,143 of these shares would be subject to a repurchase right in favor of Eloquent.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation of Directors

      We have not provided cash compensation to non-employee directors for their services as directors or members of committees of the Board. The members of the Board are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

      Each non-employee director of the Company receives stock option grants under the 1999 Equity Incentive Plan. Options granted to non-employee directors under the 1999 Equity Incentive Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code (the “Code”). Option grants to non-employee directors under the 1999 Equity Incentive Plan are non-discretionary. All options granted to non-employee directors under the 1999 Equity Incentive Plan will have a term of ten years and the exercise price will be the fair market value of the Common Stock on the day such options are granted.

      Each person who is elected or appointed for the first time to be a non-employee director shall automatically, on the date of his or her initial election or appointment as a non-employee director, be granted an initial option to purchase fifty thousand (50,000) shares of Common Stock of the Company. The initial option grants to non-employee directors under the 1999 Equity Incentive Plan do not vest until the optionee has served on the Board for one year, whereupon such option vests as to thirty-three and one-third percent of the option shares and thirty-three and one-third percent of the option shares vest each year thereafter in accordance with its terms.

      In addition, each year, on the day after the Company’s annual stockholders’ meeting, any person who is then a non-employee director will automatically be granted an additional option to purchase 10,000 shares of Common Stock without further action by the Company, the Board, or the stockholders of the Company. If an optionee did not serve as a non-employee director during the entire period since the preceding annual stockholders’ meeting, the annual option grant to that non-employee director will be reduced, pro rata, for each full quarter such non-employee director did not serve during such period. The annual option grants to non-employee directors under the 1999 Equity Incentive Plan do not vest until the optionee has served on the Board for one year from the date such annual grant was made, whereupon such option becomes fully vested.

      On the day of the 2001 annual stockholders’ meeting, Sarah Nolan was elected to the Board by the stockholders of the Company. Pursuant to the terms of the 1999 Equity Incentive Plan and as described above, she automatically received the initial grant of an option to purchase 50,000 shares of Common Stock at an exercise price per share of $1.14. The fair market value of such Common Stock on the date of grant was $1.14 (based on the closing sales price reported on the Nasdaq National Market for the date of grant). Pursuant to the terms of the 1999 Equity Incentive Plan, on the day after the 2001 annual stockholders’ meeting the non-employee directors Anthony Brenner, Michael Herman, and Terry Opdendyk received a one-time grant of an option to purchase 50,000 shares of Common Stock, in lieu of the annual grant described above, at an exercise price per share of $1.10. The fair market value of such Common Stock on the date of grant was $1.10 (based on the closing sales price reported on the Nasdaq National Market for the date of grant).

      As of October 15, 2002, no non-employee director options had been exercised under the 1999 Equity Incentive Plan.

Compensation of Executive Officers

     Summary of Compensation

      The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2001 and one former executive officer who departed from the Company during fiscal year 2001 (the “Named Executive Officers”):

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation			Awards

				Other	Securities
				Annual	Underlying	All Other
		Salary	Bonus	Compensation	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	(#)	($)(1)

Clifford A. Reid, Ph.D.	2001	222,787	75,000	—	200,000	164
Chairman of the Board	2000	98,538	50,840	—	—	—
and Chief Executive Officer	1999	140,000	45,720	—	125,000	—
David Glazer	2001	174,423	21,500	—	100,000	135
Chief Technical Officer	2000	142,212	145,215	—	100,000	131
	1999	145,000	22,860	—	100,000	—
R. John Curson	2001	199,423	26,400	—	200,000	709
Chief Financial Officer,	2000	166,731	35,467	—	152,500	153
Secretary and Treasurer	1999	98,622	7,814	—	210,000	—
Edward Molkenbuhr(2)	2001	115,096	15,000	—	400,000	260
Former President	2000	—	—	—	—	—
	1999	—	—	—	—	—
Joseph Cortale(3)	2001	105,644	—	—	250,000	156
Former Vice President of Sales	2000	—	—	—	—	—
	1999	—	—	—	—	—
Gary Laney(4)	2001	106,923	45,034 (5)	—	50,000	61
Former Vice President of	2000	160,000	122,805	—	166,931	108
Sales and Office of	1999	14,308	—	—	37,069	—
the President

(1)	Reflects long term life insurance premiums paid by Eloquent.

(2)	As of April 12, 2002, Mr. Molkenbuhr terminated his employment with Eloquent as President.

(3)	As of July 15, 2002, Mr. Cortale terminated his employment with Eloquent as Vice President of Sales.

(4)	As of June 27, 2001, Mr. Laney terminated his employment with Eloquent as Vice President of Sales and on June 20, 2001 terminated his position of Office of the President.

(5)	Mr. Laney’s bonus paid in 2001 was based on sales completed prior to the termination of his employment. He did not participate in the performance factor based on the Company’s achievement of performance factors, which was applicable to the executive officers other than sales employees.

Stock Option Grants And Exercises

      The Company grants options to its executive officers under its 1999 Equity Incentive Plan and 2000 Non-Qualified Stock Plan. As of October 15, 2002, options to purchase a total of 2,330,384 shares were outstanding under the Company’s 1999 Equity Incentive Plan and predecessor plans and options to purchase

2,878,135 shares remained available for grant thereunder, and options to purchase a total of 1,399,517 shares were outstanding under the Company’s 2000 Non-Qualified Stock Plan and options to purchase 600,483 shares remained available for grant thereunder. Options generally vest over a four year period, twenty-five (25%) after one year and 2.083% per month thereafter.

      The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants			Potential
				Realizable Value at
		Percentage		Assumed Annual
	Number of	of Total		Rates of Stock Price
	Securities	Options		Appreciation
	Underlying	Granted to	Exercise	for Option Term
	Options	Employees	or Base
	Granted	in Fiscal	Price	Expiration
Name	(#)	2001(1)	($/Sh)	Date	5%($)	10%($)

Dr. Reid	200,000	8.0%	0.75	04/24/11	94,334	239,061
Mr. Molkenbuhr	400,000	16.0%	1.45	06/19/11	364,633	923,978
Mr. Glazer	100,000	4.0%	0.78	05/08/11	49,054	124,312
Mr. Curson	200,000	8.0%	0.78	05/08/11	98,108	248,624
Mr. Cortale	250,000	10.0%	0.67	10/15/11	105,303	266,833
Mr. Laney	50,000	2.0%	0.78	05/08/11	24,527	62,156

(1)	Percentage is based on the total options granted to employees in Fiscal Year 2001. It does not include options granted to non-employee directors or options assumed in connection with the acquisition of Rebop Media, Inc. consummated in July 2001.

Aggregated Option Exercises in Fiscal 2001, and

Value of Options at End of Fiscal 2001

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options	Options
			at FY-End(#)	at FY-End($)
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)(1)	Unexercisable(2)	Unexercisable

Dr. Reid	—	—	121,876/203,124	—
Mr. Molkenbuhr	—	—	0/400,000	—
Mr. Glazer	—	—	106,250/193,750	—
Mr. Curson	—	—	225,938/336,562	—
Mr. Cortale	—	—	0/250,000	—
Mr. Laney	5,208	2,477	—	—

(1)	Value realized is based on the fair market value of the Company’s Common Stock on the date of exercise minus the exercise price without taking into account any taxes that may be payable in connection with the transaction.

(2)	Reflects shares vested and unvested at December 31, 2001. Certain options granted under the Company’s equity incentive plans are immediately exercisable, but are subject to the Company’s right to repurchase unvested shares on termination of employment.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

      In November 2000, the Company entered into an employment agreement with John Curson. Under the terms of this agreement, in the event Mr. Curson is terminated without “cause,” he is entitled to receive from the Company continued payment of his base salary for a period of six months and continued vesting of any outstanding stock options during such period. In addition, in the event of a change of control of Eloquent, one-half of his then-unvested shares subject to options will immediately vest.

      In June 2001, the Company entered into an employment agreement with M. Edward Molkenbuhr. Under the terms of this agreement, in the event Mr. Molkenburh is terminated without “cause”, he is entitled to receive from the Company $18,750 per month, plus a continuation of the health plan benefits in place at that time, for six months following such termination. As of April 12, 2002, Mr. Molkenbuhr terminated his position as President of the Company and received all of the benefits under his agreement.

      In June 2001, the Company entered into an employment agreement with Joseph Cortale. Under the terms of this agreement, in the event Mr. Cortale is terminated following a change of control, he is entitled to receive from the Company $18,334 per month, plus a continuation of the health plan benefits in place at that time, for six months following such termination. As of July 15, 2002, Mr. Cortale terminated his position as Vice President of Sales of the Company and, as part of his separation from the Company, received continuation of his salary through September 1, 2002.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF ELOQUENT, INC.
March 30, 2001(1)

      The Compensation Committee is composed of two non-employee directors, currently Sarah Nolan and Terry Opdendyk. The Compensation Committee is responsible for, among other things, setting the compensation of executive officers, including any stock based awards to such individuals under the Company’s 1995 Equity Incentive Plan, 1997 Equity Incentive Plan, 1999 Equity Incentive Plan and 2000 Non-Qualified Stock Plan. The Compensation Committee annually evaluates the performance and recommends to the entire Board the compensation of the Chief Executive Officer and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance of the executive officers and comparisons with other companies operating in the same industry. The Chief Executive Officer provides recommendations to the Compensation Committee, but is not present during the discussion of his own compensation.

Executive Compensation Principles

      The Compensation Committee seeks to compensate executive officers in a manner designed to achieve the primary interest of the Company’s stockholders, namely that of increased stockholder value. In furtherance of this goal, the Compensation Committee determined a compensation package for fiscal year 2001 that considered both competitive and performance factors. Annual compensation of executives of the Company is composed of salary, annual cash incentives and stock incentives, an approach consistent with the compensation programs of comparable business software companies. A substantial portion of the cash compensation of each executive officer is contingent upon the achievement of certain performance milestones by the individual and the Company. Cash bonuses, therefore, could be substantial, could vary significantly from year to year, and could vary significantly among executive officers. The Compensation Committee intends to continue to follow this approach in the future and be guided by the same principles. Stock-based awards also continue to be a part of the overall compensation for the Company’s executive officers, and are intended to further incentivize, as well as reward, the executive officers.

Chief Executive Officer Compensation

      When determining Dr. Reid’s compensation as Chief Executive Officer, the Compensation Committee considered the following factors: the most recent compensation of the prior Chief Executive Officer, Dr. Reid’s compensation as Chairman of the Company, an informal review of the compensation paid to interim chief executive officer’s of other technology companies, the most recent incentive grants to Eloquent’s executive officers and the factors utilized in determining the compensation applied to the other executive officers.

Base Salary

      The Compensation Committee annually reviews each executive officer’s base salary. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge, competitive pay practices and the recommendations of the Chief Executive Officer. To provide the Compensation Committee with more information for making compensation comparisons, Eloquent provides the members of the Compensation Committee with surveys of compensation for a group of comparable companies with revenues similar to its own. The Compensation Committees’ objective in setting base salary is generally to pay salaries at a level roughly comparable to the median for similar sized companies (measured by revenue) and to bias cash compensation towards bonus compensation rather than salaries. For 2001, based in part on the recommendation of the Chief Executive Officer, the Compensation Committee increased the salary levels of the executive officers. The Compensation Committee set total compensation for all levels of executive officers and set base salaries for the then current executive officers, including the Chief Executive Officer, in a range from $150,000 to $215,000 compared to a range of $140,000 to $215,000 for 2000. The increase in the range was to reflect general changes in the compensation paid by comparable companies, whom we deem as the peer group with which we compete for talent. Mr. Cortale and Mr. Molkenbuhr’s base salaries, which were outside of the previously approved range of base salaries, were reviewed and approved by the Compensation Committee based on the prior experience of each of these gentlemen and the leadership and management that each of their experiences suggested they would provide to the Company. Additionally, the total compensation of both of these individuals, base salary and bonuses, was within the range for each of their positions as previously established by the Compensation Committee.

      The Chief Executive Officer’s base salary in 2001 increased from $98,538 to $227,787, which represents Dr. Reid’s 2001 annual base salary of $215,000 per year and the increase to his salary which he would have earned for the period from November 16, 2000 thorough December 31, 2000 had the committee approved the changes to his compensation effective November 16, 2000, the day he began serving as the Chief Executive Officer. This increase reflected Dr. Reid’s promotion to service as the Chief Executive Officer beginning in November 2000 and throughout the year 2001. The $98,538 that he earned in 2000 was compensation for his services as the Chairman of the Company.

Annual Cash Incentives

      The Compensation Committee and the Chief Executive Officer determine the annual cash incentives to grant to individual executive officers. The Compensation Committee believes that the annual bonus of key employees, including executive officers, should be based on the extent to which Company and individual performance objectives are achieved. The bonuses granted in 2001 were based on this mixture of individual performance and the Company’s achievement of optimizing revenues while maintaining prudent management of gross margins and operating expenses. The bonus plan amounts were based on a percentage of base salary ranging from approximately 20% of base salary for Director level employees to 40% of base salary for Executive Officers, excluding sales employees. The calculated bonus plan amount for each employee was then multiplied by a performance factor based on the Company’s achievement to determine the amount paid to the employee. The range of the performance factor was based upon the Company’s operating plan, which was approved by the Board of Directors at the beginning of the plan year. The range began at zero, for achievement of at plan level performance, and increased to 200% for achievement of set levels of performance above plan. Achievement under the bonus plan was measured and paid on a quarterly basis. Mr. Laney’s bonus reflected a performance factor established based on planned levels of revenue and orders, applied to actual revenue achieved and orders accepted. Mr. Molkenbuhr’s bonus was guaranteed based on the terms of his employment with the Company.

      The bonus of $40,000 paid to the Chief Executive Officer for 2001 was based on the pre-established performance goals described above. The bonus of $35,000 paid to the Chief Executive Officer in 2001 for objectives measured for 2000 was based on pre-established performance goals for that period.

Long Term Incentives

      The Compensation Committee uses the Company’s equity incentive plans to further align the interests of stockholders and management by creating common incentives based on the possession by management of a substantial economic interest in the long-term appreciation of the Company’s stock. The Compensation Committee approves option grants to the executive officers which are then ratified by the entire Board. The Compensation Committee has adopted a policy to make grants of stock awards not only to new hires but also to current employees, including executive officers, as a bonus every six months based on the Company’s and the individual’s performance. In determining the number of restricted stock awards or stock options to be granted to an employee, either initially or as a bonus, the Compensation Committee takes into account the employee’s position and level of responsibility within the Company, the employee’s existing equity holdings, the potential reward to the employee if the stock appreciates in the public market, the incentives to retain the employee’s services for the Company, the competitiveness of the employee’s overall compensation package and the performance of the employee.

      Based on a review of the above mix of factors for fiscal 2001, the Compensation Committee granted additional stock options to executive officers of the Company, including: Mr. Curson (200,000 shares), Mr. Glazer (100,000 shares), and Mr. Laney (50,000 shares). In addition, at the time of their engagement by the Company in 2001, initial stock options were granted to Mr. Cortale (250,000 shares) and Mr. Molkenbuhr (400,000 shares).

      The grant of 200,000 stock options to Dr. Reid in April 2001 was part of the initial compensation package associated with his assumption of the role as Chief Executive Officer.

Limitation of Deduction of Compensation Paid to Certain Executive Officers

      Section 162(m) of the Internal Revenue Code limits the Company to a deduction for federal tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company’s 1999 Equity Incentive Plan and the 2000 Non-Qualified Stock Plan with an exercise price at least equal to the fair market value of the Company’s Common Stock on the date of grant shall be rated as “performance-based compensation.”

Compensation Committee of the Board of Directors

Terry Opdendyk
Sarah Nolan

      (1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As noted above, the Compensation Committee is currently composed of two outside directors: Sarah Nolan and Terry Opdendyk. Kathryn Gould and David Millet served as members of the Compensation Committee until their resignations from the Board on January 24 and March 26, 2001, respectively. None of the members of the Compensation Committee was at any time since the formation of Eloquent one of our officers or employees. None of our executive officers serves as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

      On July 5, 2001, pursuant to the First Amended and Restated Agreement and Plan of Merger dated June 22, 2001 by and among Eloquent, Rebop Media, Inc., Rebop Acquisition Corp. and Certain Shareholders of Rebop Media, Inc., Eloquent acquired all outstanding shares of capital stock of Rebop Media, Inc. in exchange for 802,481 shares of Eloquent Common Stock and approximately $3.8 million in cash. In addition, the former Rebop Media, Inc. option holders received options to purchase an aggregate of 47,514 shares of Eloquent Common Stock. Mr. Glazer, an officer of Eloquent, was also a director of Rebop Media, Inc. Dr. Reid, an officer, director, and 5% stockholder of Eloquent, was also an officer, director, and shareholder of Rebop Media, Inc. Pursuant to the terms of the merger with Rebop Media, Inc. and in exchange for his shares of Rebop Media, Inc. Common Stock, Dr. Reid received 524,314 shares of Eloquent Common Stock and $817,996 in cash.

      The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

      On June 27, 2001, Gary Laney exercised options to purchase 5,208 shares of the Company’s Common Stock at a total exercise price of $4,062. The difference between the exercise price and the fair market value of such shares, based on the closing sales price reported on the Nasdaq National Markets for the date of exercise, (the “Net Value Realized”) was $2,476.67.

PERFORMANCE MEASUREMENT COMPARISON(1)

      The following graph shows the total stockholder return of an investment of $100 in cash on February 17, 2000 in the Company’s Common Stock and the Nasdaq Composite Index (the “NAS”) and on January 31, 2000 in the Standard & Poor’s Computers (Software and Services) Index (the “S&P CSF”). All year-end values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

COMPARISON OF 22 MONTH CUMULATIVE TOTAL RETURN*

AMONG ELOQUENT, INC., THE NASDAQ COMPOSITE INDEX
AND THE STANDARD & POOR’S COMPUTERS (SOFTWARE AND SERVICES) INDEX

*	$100 invested on 2/17/00 in stock & NAS or on 1/31/00 in S&P CSF — including reinvestment of dividends. Fiscal year ending December 31.

	1/31/2000	2/17/2000	12/00	12/01

ELOQUENT, INC		100.00	11.33	3.94
NASDAQ STOCK MARKET (U.S.)		100.00	54.24	43.04
S&P SYSTEMS SOFTWARE	100.00		59.81	62.89

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

      On July 5, 2001, pursuant to the First Amended and Restated Agreement and Plan of Merger dated June 22, 2001 by and among Eloquent, Rebop Media, Inc., Rebop Acquisition Corp. and Certain Shareholders of Rebop Media, Inc., Eloquent acquired all outstanding shares of capital stock of Rebop Media, Inc. in exchange for 802,481 shares of Eloquent Common Stock and approximately $3.8 million in cash. In addition, the former Rebop Media, Inc. option holders received options to purchase an aggregate of 47,514 shares of Eloquent Common Stock. Mr. Glazer, an officer of Eloquent, was also a director of Rebop Media, Inc. Dr. Reid, an officer, director, and 5% stockholder of Eloquent, was also an officer, director, and shareholder of Rebop Media, Inc. Pursuant to the terms of the merger with Rebop Media, Inc. and in exchange for his shares of Rebop Media, Inc. Common Stock, Dr. Reid received 524,314 shares of Eloquent Common Stock and $817,996 in cash.

      The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements that such officer or director may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

      On June 27, 2001, Gary Laney exercised options to purchase 5,208 shares of the Company’s Common Stock at a total exercise price of $4,062. The difference between the exercise price and the gross value realized was $2,476.67.

OTHER MATTERS

      The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

R. JOHN CURSON
Secretary

November 11, 2002

Delivery of this Proxy Statement

      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

      This year, a number of brokers with account holders who are Eloquent stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or Eloquent. To obtain a separate proxy statement from Eloquent, direct your written request to R. John Curson, Secretary, Eloquent, Inc., 1730 South El Camino Real, San Mateo, CA 94402 or call Mr. Curson at (650) 294-6500.

      Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Annual Report

      A copy of the Company’s Annual Report to the SEC on Form 10-K, as amended, for the fiscal year ended December 31, 2001 is included with the Proxy Statement.

ELOQUENT, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 12, 2002

     The undersigned hereby appoints R. John Curson and Clifford A. Reid, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Eloquent, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Eloquent, Inc. to be held at 1730 South El Camino Real, San Mateo, CA 94402 on Thursday, December 12, 2002 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED,THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED,THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on other side)

- detach here -

(Continued from other side)	Please mark	☒
your votes as
indicated in
this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:	To elect directors, whether by cumulative	FOR	WITHHOLD
	voting or otherwise, to hold office until	all nominees listed	AUTHORITY
	the next Annual Meeting of Stockholders	below (except as marked	to vote for all
	and until their successors are elected	to the contrary below)	nominees listed below.
		☐	☐

Nominees:	(01) Clifford A. Reid, Ph.D., (02) Anthony P. Brenner,
(03) Michael E. Herman, (04) Sarah M. Nolan and (5) Terry L. Opdendyk

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

		FOR	AGAINST	ABSTAIN
PROPOSAL 2:	To ratify selection of	☐	☐	☐
PricewaterhouseCoopers LLP as
independent accountants of the Company
for its fiscal year ending December 31, 2002.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

SIGNATURE(S)	Dated
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

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